UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007 (July 31, 2007)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2007, NTELOS Holdings Corp., a Delaware corporation (the “Company”) announced the execution of an amended and restated Resale Agreement (the “Amended and Restated Resale Agreement”), dated as of July 31, 2007 and effective as of July 1, 2007, by and among West Virginia PCS Alliance, L.C., a Virginia limited liability company (the “WV Alliance”), Virginia PCS Alliance, L.C., a Virginia limited liability company (the “VA Alliance”), (collectively, the “Alliances”), NTELOS Inc. a Virginia corporation (“NTELOS”), Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”) and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc., a Kansas corporation (“SprintCom”). Each of Sprint Spectrum and SprintCom are indirect wholly owned subsidiaries of Sprint Nextel Corporation, a Kansas corporation (together with Sprint Spectrum and SprintCom, “Sprint Nextel”). The Company is the parent of NTELOS and the indirect parent of each of the Alliances. The Amended and Restated Resale Agreement supersedes and replaces the Resale Agreement, dated as of August 13, 2004, by and among each of the Alliances, NTELOS and Sprint Spectrum.

Pursuant to the Amended and Restated Resale Agreement, the Company will continue as the exclusive provider of PCS Services (as defined in the Amended and Restated Resale Agreement ) through July 31, 2015, subject to automatic three-year extensions unless the notice provisions are exercised, to all Sprint Nextel wireless customers in its western Virginia and West Virginia service area, including the following markets (collectively, the “Market”): Charlottesville, Danville, Lynchburg, Martinsville, Roanoke and Staunton-Waynesboro, Virginia; Beckley, Bluefield, Charleston, Clarksburg/Elkins, Fairmont, Huntington and Morgantown, West Virginia; and Ashland, Kentucky. In addition to PCS Services, the Agreement gives the Company exclusivity for all other Code Division Multiple Access (“CDMA”) services in the Market. The Company will also be the exclusive provider of roaming/travel services in the Market to all Sprint Nextel PCS customers.

In accordance with the terms of the Amended and Restated Resale Agreement, the Company will upgrade its network in the Market to Evolution-Data Optimized Revision A (“EVDO”). Subject to certain limited exceptions, the Company has agreed to achieve 95% EVDO Deployment (as defined in the Amended and Restated Resale Agreement) by January 31, 2010 and 98% EVDO Deployment by January 31, 2011 (each an “EVDO Deadline”). The Company plans for the EVDO network upgrade to be 98% completed by mid-year 2009. Failure by the Company to achieve an EVDO Deadline will constitute an event of default and give Sprint Nextel the right to terminate the Amended and Restated Resale Agreement.

Under the Amended and Restated Resale Agreement, Sprint Nextel continues to be required to pay the Company a per minute for all voice services that the Company provides to Sprint Nextel PCS subscribers and the PCS subscribers of mobile network operator partners of Sprint Nextel who live in or travel through the Market. For data services, the Company will be paid on a “per customer” basis for all PCS subscribers who live in the Market. Travel data services are priced per megabit. The Amended and Restated Resale Agreement specifies a series of usage rates for various types of services. The voice rate pricing under the Amended and Restated Resale Agreement is fixed through July 1, 2008 at rates comparable to the rates in the Resale Agreement, but provides for greater volume discounts in the future to provide incentives for the migration of additional traffic onto the network. Generally, the data rate pricing is lower under the Amended and Restated Resale Agreement compared to the rates agreed to in the Resale Agreement in recognition of the significant growth experience in data usage and anticipated growth from the introduction of higher speed data services as a result of the network upgrade and to also provide incentives for the migration of additional traffic onto the network.

Under the Amended and Restated Resale Agreement, there are separate rate structures for each of the services to be provided as follows:

(i) voice rate pricing tiers for Sprint Nextel home subscribers within the Market are fixed through July 1, 2008, and then reset semi-annually based on Sprint Nextel’s retail voice revenue yield;

(ii) voice rate pricing for Sprint Nextel subscribers or Mobile Virtual Network Operators (“MVNO”) partners of Sprint Nextel and Sprint Network Managers (as defined in the Amended and Restated Resale Agreement), who use the Company’s network for voice service while traveling in the Market is fixed through July 1, 2008, and then reset semi-annually based on Sprint Nextel’s retail voice revenue yield;

(iii) home data pricing is “per customer” for each Sprint Nextel PCS customer in the Market and the “per customer” amount is based upon 60% of Sprint Nextel’s national 3G and EVDO data revenue; and

(iv) data rate for each megabit of data service consumed by Sprint Nextel travel subscribers within the Market is based on a schedule through July 1, 2009, and then reset quarterly thereafter based on Sprint Nextel’s 3G and EVDO data yield.

The Amended and Restated Resale Agreement also permits Company-branded customers to access Sprint Nextel’s national wireless network at reciprocal rates as the Sprint Nextel travel rates.

In addition, Sprint Nextel will pay the Company the greater of (i) $8,000,000 per calendar month (“Monthly Minimum”) (or $9,000,000 per calendar month in the calendar month after the Company achieves 98% completion of EVDO Deployment) and (ii) any and all monthly usage charges associated with the use of the PCS Services by Sprint Nextel Customers (as defined in the Amended and Restated Resale Agreement).

The Amended and Restated Resale Agreement provides that the PCS Service the Company provides to Sprint Nextel Customers will be of a quality and clarity no worse than what the Company provides to its retail customers in similar rural markets. Except for the EVDO Deployment described above, the Company is not required under the Amended and Restated Resale Agreement to make any future investment in any subsequent high speed data transfer technology or any other significant network upgrade requested by Sprint Nextel to support its customers unless mutually agreed upon in a written agreement among the parties.

The Amended and Restated Resale Agreement prohibits Sprint Nextel from directly or indirectly commencing construction of, contracting for or launching its own wireless communications network that provides PCS services that are the same or similar to the PCS Services provided by the Company in the Market until 18 months prior to the termination of the Amended and Restated Resale Agreement or renewals thereof. Sprint Nextel may construct its own cell sites or take such other action to provide geographic coverage in a portion of a market served by the Company where its network does not offer coverage, and Sprint Nextel requests that the Company provide coverage and the Company declines.

A copy of the Amended and Restated Resale Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, on August 1, 2007, the Company issued a press release announcing among other matters, the entry into the Amended and Restated Resale Agreement. A copy of the press release is attached here to as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Resale Agreement , dated as of July 31, 2007, and effective as of July 1, 2007, by and among West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C., NTELOS Inc. and Sprint Spectrum L.P. and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc., a Kansas corporation.

99.1	Press release dated August 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 31, 2007

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resale Agreement , dated as of July 31, 2007, and effective as of July 1, 2007, by and among West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C., NTELOS Inc. and Sprint Spectrum L.P. and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc., a Kansas corporation

99.1	Press release dated August 1, 2007.